EXHIBIT 10.10 TO FORM 10-KSB

                         FOUR OAKS BANK & TRUST COMPANY

                        SEVERANCE COMPENSATION AGREEMENT
                        --------------------------------

         THIS AGREEMENT is entered into as of this 10th day of October, 1994, by
                                                   ----        -------
          and between FOUR OAKS BANK & TRUST COMPANY, a North Carolina banking corporation (the "Bank"), and W. LEON HIATT, III ("Employee").

                                     W I T N E S S E T H

         WHEREAS, the Bank considers the maintenance of a vital management group to be essential to protecting and enhancing the best interests of the Bank and its shareholders;

         WHEREAS, the Bank recognizes that, as is the case with many publicly held corporations, there is a possibility of a change in control of the Bank,

and that the uncertainty and questions which such a possibility raise may result in the departure or distraction of management personnel to the detriment of the

Bank and its shareholders;

         WHEREAS, the Bank's Board of Directors has determined that appropriate steps should be taken (1) to reinforce and encourage the continued attention and dedication of members of the Bank's management to their assigned duties without distraction arising from the possibility of a change in control of the Bank and

(2) to dispel any concerns that Employee may have about taking an active part in the defense against an inappropriate attempt to bring about a change in control of the Bank; and

         WHEREAS, the purpose of this Agreement to assure Employee that, in the event of termination of employment after a change of control (to the extent set forth this Agreement), Employee will continue to receive compensation for a period which should be sufficient for Employee to find other employment.

         NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the legal sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Employment. Employee agrees that so long as he is employed by the

Bank, Employee shall devote his full-time efforts during normal business hours to the business and affairs of the Bank and shall support decisions and determinations of the Board of Directors

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and Bank policy including, but not limited to, any decision or determination with respect to responding to an approach or attempt to effect a Change in

Control (as later defined).

                  2.       Term.
                           -----

                  (a) The term of this Agreement shall be for two (2) years from the Effective Date unless sooner terminated upon:

                      (i) Employee's written notice to the Bank that he is

terminating this Agreement effective upon a specified date not less than one month after his notice is given;

                      (ii) Employee's death;

                      (iii) Employee's illness or other disability

incapacitating Employee from performing his duties for six (6)consecutive months as determined in good faith by Chief Executive Officer, the Board of Directors of the Bank or a committee of the Board;

                      (iv) A determination by the Chief Executive Officer or the

Board of Directors of the Bank that Employee is no longer a key executive employee and the delivery of notice to Employee of such determination and the termination of this Agreement. Such termination shall be effective upon the delivery of the notice or at a later date specified in the notice; provided,

however, such determination shall not be made, and if made, shall have no effect, after a Change in Control;

                  (b) Unless this Agreement is terminated in accordance with subparagraph 2(a), on each anniversary of the Effective Date of this Agreement,

the term of this Agreement automatically shall be extended for an additional successive period of one year, unless either the Employee or the Bank shall give written notice to the other at least three (3) months before such anniversary date that the term of this Agreement shall not be extended.

                  (c) In the event of a Change in Control of the Bank at any time before the termination of this Agreement, the term of this Agreement shall be automatically extended to the earlier of (i) a date two (2) years after the date such Change in Control occurred and (ii) the occurrence of an event of termination described in clause 2(a)(ii) or (iii).

                  (d) In the event of a Termination (as later defined) of

Employee's employment during the term of this Agreement, the term of this

Agreement shall be automatically extended until all obligations under the

Agreement are fully performed.

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                  3. Change in Control. For purposes of this Agreement, a

"Change in Control" means one or more of the following occurrences:

                  (a) A corporation, person or group acting in concert as

described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended

("Exchange Act"), holds or acquires beneficial ownership within the meaning of

Rule l3d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of the Bank which constitutes either (i) more than fifty percent

(50%) of the shares which voted in the election of directors of the Bank at the shareholders' meeting immediately preceding such determination, or (ii) more than thirty-three percent (33%) of the Bank's then outstanding shares entitled to vote.
                  (b) A merger or consolidation to which the Bank is a party

(other than a pro forma transaction for a purpose such as changing the state of incorporation or name of the Bank), if either (i) the Bank is not the surviving corporation, or (ii) the directors of the Bank immediately before the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; provided, however, the occurrence described in clause (i)

shall not constitute a Change in Control if the holders of the Bank's voting capital stock immediately before the merger or consolidation have the same proportional ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation.

                  (c) All or substantially all of the assets of the Bank are sold, leased, or disposed of in one transaction or a series of related transactions.

                  (d) An agreement, plan, contract, or other arrangement is

entered into providing for any occurrence which, as defined in this Agreement,

would constitute a Change in Control.


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                  4. Termination Following Change in Control.

                  (a) Termination of Employee's employment after the occurrence of a Change in Control ("Termination") entitles Employee to the benefits described in Paragraphs 5 and 6, unless such Termination is (i) by the Bank for cause or because of disability or (ii) because of Employee's death.

                  (b) "Cause" means: (i) the willful and continued failure by

Employee for a significant period of time to substantially perform his duties with the Bank (other than any such failure resulting from his disability) after a demand for substantial performance is delivered to Employee by the Bank's

Chief Executive Officer, Board of Directors, or a committee of the Board which specifically identifies the manner in which the Chief Executive Officer or Board of Directors

 believes that Employee has not substantially performed his duties;

(ii) the willful engaging by Employee in gross misconduct materially and demonstrably injurious to the Bank or (iii) the conviction of Employee of any crime involving fraud or dishonesty. No act, or failure or act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by

Employee, not in good faith and without reasonable belief that his action or omission was in the best interests of the Bank. The burden of establishing the validity of any Termination for cause shall rest upon the Bank.

                  5. Benefits. In the event of Employee's Termination for any reason except those set forth in clauses 4(a)(i) or (ii), the Bank shall pay

Employee as severance pay an amount equal to one and one-half (1 1/2) times

Employee's most recent annual compensation, including the amount of his most recent annual bonus at the time of termination ("Severance Pay"). The Severance

Pay shall be paid in eighteen (18) equal monthly installments without interest,

commencing one month after termination, unless and until the Employee obtains other full-time employment, at which time the balance of the Severance Pay shall be paid within thirty (30) days in a lump sum amount.

                 6. Other Benefits. In addition, in the event of Employee's

Termination, the Bank shall:

                  (a) Maintain in full force and effect, for eighteen (18)

months after the date of Termination, or unless and until Employee obtains other full-time employment, all life insurance, health (medical and dental),

accidental death and dismemberment and disability plans or programs in which

Employee is entitled to participate immediately prior to the date of Termination and include Employee as a participant in such plans on the same terms as he participated before Termination; provided that Employee's continued

participation is possible under the general terms and provisions of such plans and programs. In

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the event that Employee's participation in any such plan or program is barred,

the Bank shall arrange upon comparable terms to provide Employee with benefits substantially similar to those which he would be entitled to receive under such plans and programs. At the end of the period of coverage, Employee shall have the option to have assigned to him, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Bank and relating specifically to Employee.

                  (b) To the extent permitted by the applicable plan, pay

Employee in a lump sum (or otherwise as specified by Employee to the extent permitted by the applicable plan) any and all amounts contributed to a Bank pension or retirement plan (other than any nonqualified deferred compensation plan) to which Employee is entitled under the terms of any such plan.

         7. No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit as provided for be reduced by any compensation earned by Employee as the result of employment by another employer or by retirement benefits after the date of Termination, or otherwise except as specifically provided in this Agreement.

                  8. Miscellaneous.

                  (a) Limit on Effect. This Agreement shall have no effect on any termination of Employee's employment before a Change in Control or after the termination of this Agreement, or upon any termination of employment at any time as a result of disability, retirement, or death, or as a result of Employee's voluntary termination of this Agreement and, in such event, Employee shall receive only those benefits to which Employee would have become entitled before a Change in Control. After a change in Control and during its term, this

Agreement is in lieu of any other Bank severance policy involving cash payments,

but not in lieu of other Bank severance policies including, but not limited to,

those items provided in Paragraph 6. This Agreement does not entitle Employee to employment for any term whatsoever.

                  (b) Successors.

                      (i) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or

otherwise) to all or substantially all of the business or assets of the Bank to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place. Failure of the Bank to obtain such agreement before

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the effectiveness of any such succession shall entitle the Employee immediately to the benefits provided in Paragraphs 5 and 6 hereof.

                      (ii) Employee may not assign this Agreement, but this

Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs,

distributees,  devisees and legatees.  If Employee  should die while any amounts would  still be payable  to  Employee  under  this  Agreement  if  Employee  had continued  to  live,  all  such  amounts,  unless  otherwise  provided  in  this

Agreement,  shall be paid in  accordance  with the  terms of this  Agreement  to

Employee's devisee,  legatee or other designee or, if there be no such designee,

to his estate.

                  (c) Expenses. The Bank agrees that if Employee is entitled to

Severance Pay or other benefits under this Agreement and the Bank or its survivor disputes the obligation to pay Severance Pay or other benefits and

Employee prevails, in whole or in part, the Bank or its survivor shall then promptly pay or reimburse Employee for all expenses incurred by Employee in such dispute, including, but not limited to, attorneys' fees and associated costs.

                  (d) Notice. All necessary notices, demands, or requests

required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United

States certified mail, postage prepaid, to the parties at the addresses set forth below or to such other address as either party may have furnished to the other.


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                  If to Bank:               Four Oaks Bank & Trust Company
                                            6144 U.S. 301 South
                                            Four Oaks, North Carolina 27524

                  If to Employee:           W. Leon Hiatt, III
                                            110 Kay Lane
                                            Angier, North Carolina 27501

                  (e) Modifications. No provisions of this Agreement may be

modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Employee and the Bank. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  (f) Counterparts; Interpretation. This Agreement may be

executed in several identical counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. The validity, interpretation, construction, and performance of this Agreement, shall be governed by the laws of the State of North Carolina.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement,

which shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                     FOUR OAKS BANK & TRUST COMPANY

                                           By:   /s/ Ayden R. Lee, Jr.
                                                 Pres. & CEO
                                                 --------------------------
                                                  Authorized Officer

         ATTEST:

           /s/ Wanda C. Jones
         -----------------------

            Secretary

         [SEAL]


                                                /s/ W. Leon Hiatt, III
                                                -----------------------------
                                                W. LEAN HIATT, III
                                                Employee